Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

THE	TO THE HOLDERS OF:
BANK OF	Corporate Bond-Backed Certificates
NEW	Series 1998-CAT-1
YORK	Class A-1 Certificates
CUSIP NUMBER: 219-87H-AQ8

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York, as trustee submits the following cash basis statement for the period ending:	March 01, 2012

INTEREST ACCOUNT
Balance as of September 01, 2011		$0.00
Scheduled Income received on securities		$629,176.00
Unscheduled Income received on securities		$0.00
Interest Received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$626,176.00
Trustee Fees	$2,250.00
Fees allocated for third party expenses	$750.00
Balance as of March 01, 2012	Subtotal	$0.00

PRINCIPAL ACCOUNT
Balance as of September 01, 2011		$0.00
Scheduled Principal payment received on securities		$1,214,574.00
Principal received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$1,214,574.00
Distribution to Swap Counterparty	$0.00
Balance as of March 01, 2012	Subtotal	$0.00
	Balance	$0.00

UNDERLYING SECURITIES HELD AS OF: March 01, 2012

$50,000,000 7.375% Debentures

Issued by

CATERPILLAR INC

CUSIP#: 149-123-BE0